SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               NAVARRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 3, 1998

                 ----------------------------------------------


The Annual Meeting of the Shareholders (the "Meeting") of Navarre Corporation (the "Company") will be held Thursday, September 3, 1998 at 3:30 p.m., local time, at The Marquette Hotel, Minnesota River Room, Third floor, 710 Marquette Avenue, Minneapolis, Minnesota, 55402, for the following purposes:

      1. To elect two directors to hold office for a term of three years or until their successors are elected and one director to hold office for a term of two years or until his successor is elected

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on July 22, 1998 will be entitled to vote at the Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Meeting.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING IN PERSON, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                         By Order of the Board of Directors


                                         /s/ Charles E. Cheney

                                         Charles E. Cheney
                                         Secretary

July 31, 1998

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428
                                  (612)535-8333

                      -------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 3, 1998

                      -------------------------------------

                             SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Navarre Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, September 3, 1998 at 3:30 p.m., local time, at The Marquette Hotel, Minnesota River Room, Third floor, 710 Marquette Avenue, Minneapolis, Minnesota, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to the shareholders of the Company on or about
July 31, 1998.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise then by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

The Company has two classes of stock, no par value common stock and no par value Class A Convertible Preferred Stock ("Common Stock" and "Preferred Stock" respectively). Only holders of record of shares on the Company's Common Stock and Preferred Stock at the close of business on July 22, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The securities of the Company outstanding as of July 22, 1998, the record date for the Annual Meeting, and which are entitled to vote at the meeting, consist of 8,110,062 shares of Common Stock, each share being entitled to one vote, and 1,304,223 shares of Preferred Stock, each share of Preferred Stock being convertible into five shares of Common Stock, and being entitled to five votes. Although the Preferred Stock is convertible into five shares of Common Stock, certain holders of Preferred Stock have entered into agreements with the Company ("Five Percent Letters") under which these holders have agreed that, notwithstanding the number of shares of Common Stock they may be entitled to vote based upon their ownership of Common Stock or Preferred Stock of the Company, they are entitled to exercise voting power with respect to no greater than 4.9% of the number of shares of the Company's issued and outstanding Common Stock as calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the total shares eligible to vote at the Special Meeting is expected to be 14,250,408, which represents 8,110,062 shares of Common Stock and 6,140,346 shares of Common Stock into which the Preferred Stock is convertible. Shareholders do not have the right to accumulate votes for the election of directors.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person. The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement. While the Board of Directors knows of no matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

A quorum, consisting of a majority of the shares of voting stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 1998 with respect to the beneficial ownership of the Common Stock or Preferred Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, and (iii) all directors and officers of the Company as a group. Because the Preferred Stock has voting rights equal to the Common Stock into which it is convertible, all Preferred Stock (other than shares with respect to those shareholders who have executed Five Percent Letters with the Company) is treated as outstanding.

                                                  Common Stock
       Name and Address                            Underlying       Options and    Percent of Common
     of Beneficial Owner        Common Stock    Preferred Stock     Warrants (1)   Shares Outstanding
-----------------------------------------------------------------------------------------------------
Eric H. Paulson                 2,405,657(2)                          200,000            18.3%

Charles E. Cheney                 690,730                             142,000             5.8%

Dickinson G. Wiltz                211,500                              52,676             1.9%

James G. Sippl                     10,000                              42,000              *

Michael L. Snow                     1,135                              30,000              *

Alfred Teo                                          761,900           761,900            10.7%



                                                  Common Stock
       Name and Address                            Underlying       Options and    Percent of Common
     of Beneficial Owner        Common Stock    Preferred Stock     Warrants (1)   Shares Outstanding
-----------------------------------------------------------------------------------------------------

Pequot Scout Fund, LP
354 Pequot Avenue
Southport, CT 06490                                 380,950           380,950             5.3%

Paradigm Group, LLC
3000 Dundee Road
Suite 105
Northbrook, IL 60062                                471,420           471,420             6.6%

All directors and officers
as a group (14 persons)         3,319,022           761,900         1,403,826            38.5%

* Indicates ownership of less than one percent.

(1) Includes shares of Common Stock issuable upon exercise of outstanding options and warrants exercisable within sixty days of July 1, 1998.

(2) Includes 14,841 shares of Common Stock beneficially owned by members of Mr. Paulson's family, with respect to which Mr. Paulson exercises voting power. Mr. Paulson disclaims beneficial interest with respect to such shares.

                              ELECTION OF DIRECTORS

Pursuant to the terms of the Amended and Restated Articles of Incorporation of the Company, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Charles E. Cheney and Dickinson G. Wiltz expire at the Annual Meeting of Shareholders following fiscal year 1998, the terms of Messrs. Eric H. Paulson and James G. Sippl expire at the Annual Meeting of Shareholders following fiscal year 1999 and the term of Mr. Michael L. Snow expires at the Annual Meeting of Shareholders following fiscal year 2000. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

One director will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2000 and two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2001 or until their successor is elected. The Board of Directors has nominated for election the persons named below. Two of the nominees are currently directors and were elected by the shareholders. The third nominee, Alfred Teo is a new member of the Board of Directors. Under Article VII of the Company's Restated and Amended Articles of Incorporation, the Board of Directors increased the size of the Board from five to six members on April 24, 1998. Following the closing of the Company's private placement of its Class A Convertible Preferred Stock, on May 1, 1998, the Board unanimously elected Mr. Alfred Teo to serve as a director.

The Board is proposing that the shareholders elect Mr. Teo to serve for a term of two years, and be considered in the class of directors whose term expires at the Annual Meeting of Shareholders following fiscal year 2000. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, this nominee and each continuing director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than four years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose.

The names of the nominee and other directors filling unexpired terms are set forth below, based upon information furnished to the Company by the nominees and directors.

Name and Age               Principal Occupation and Other Directorships
------------               --------------------------------------------

NOMINEE PROPOSED FOR ELECTION FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2000.

Alfred Teo(52)...........  Mr. Teo has been director of the Company since May 1,
                           1998. Mr. Teo is chairman and chief executive officer of The Sigma Plastics Group which he started in 1979. He is a member of the board of directors of Fleet Bank NA, American Bank Note and Cirrus Logic. Mr. Teo is also member of the board of trustees of St. Joseph's Hospital and Medical Center and a trustee for Stevens Institute of Technology. In addition, Mr. Teo is the chairman and chief executive officer of Hillman Eye Center and Alpha Technology, Inc..

NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING AT THE ANNUAL MEETING FOLLOWING FISCAL 2001

Charles E. Cheney(55)....  Mr. Cheney has served as executive vice president and chief financial officer of the Company since 1985. Mr. Cheney has been a director of the Company since October 1991. Mr. Cheney also served as senior vice president of Lieberman Enterprises, Inc., and general manager of the Company during 1990 and 1991. Prior to joining the Company, Mr. Cheney was employed by Control Data Corporation in various financial capacities for twelve years, most recently as controller of Control Data Commerce International. Mr. Cheney is a certified public accountant. Mr. Cheney is also chief financial officer of Net Radio Corporation as well as president and treasurer of Digital Entertainment.

Dickinson G. Wiltz(69)...  Mr. Wiltz has been director of the Company since
                           October 1991. He was also a director from the time of inception of the Company in 1983 until the Live Entertainment acquisition in 1990. Mr. Wiltz has been a self-employed business management consultant since 1974.

DIRECTORS SERVING CONTINUING TERMS.

Eric H.Paulson(53).......  Mr. Paulson is the founder and has been president and chief executive officer of the Company since its inception in 1983. Mr. Paulson also served as the executive vice president and chief operating officer at Lieberman Enterprises, Inc. during the period from January 1990 to October 1991 when Live Entertainment, Inc., and Lieberman Enterprises, Inc. owned the Company. Prior to 1983, Mr. Paulson served as senior vice president and general manager of Pickwick Distribution Companies, a distributor of records and tapes. Mr. Paulson has been a director of the Company since October 1991. He was also a director from the time of the inception of the Company in 1983 until the Live Entertainment acquisition in 1990. Mr. Paulson is also chairman and president of Net Radio Corporation as well as chief executive officer of Digital Entertainment.

James G. Sippl(50).......  Mr. Sippl has been a director of the Company since
                           July 1993. Mr. Sippl is a financial consultant for Sippl & Associates. Prior to that Mr. Sippl was chief operating officer of IntraNet Solutions, a software company. He has been a vice president of business development, with Merrill Corporation, a financial printer. Prior to joining Merrill Corporation, Mr. Sippl was president of Chicago Cutlery, a manufacturer of fine cutlery, from 1985 to 1989. From 1970 to 1985, Mr. Sippl was employed at Coopers & Lybrand, most recently as a partner.

Michael L. Snow(47)......  Mr. Snow was elected a director of the Company on
                           April 1, 1995. Mr. Snow is of counsel with the Minnesota law firm of Maslon Edelman Borman & Brand, a Limited Liability Partnership, which he joined in 1976. He has served as a director, officer or founder in numerous public and private corporations and currently serves as a director of Osmonics, Inc. and Satellite Industries, Inc.

DIRECTOR COMPENSATION

The non-employee members of the Board of Directors each receive $500 per meeting. Under the terms of the Company's 1992 Stock Option Plan, each non-employee director is to receive on April 1 of each year beginning April 1997, a non-qualified stock option to purchase 6,000 shares of Company Common Stock at the fair market value on the day of the grant. Pursuant to the Plan, each of Messrs. Sippl, Snow and Wiltz received options to purchase 6,000 shares at a price of $3.75 on April 1, 1997 and options to purchase 6,000 at a price of $2.5625 on April 1, 1998.

BOARD ACTIONS AND COMMITTEES

During fiscal 1998, the Board of Directors held eight formal meetings and each director attended 75% or more of the meetings of the Board and of the committees on which the directors served. Board members met informally during fiscal 1998 to discuss various aspects of the business affairs of the Company.

The Board of Directors has established an Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors for fiscal 1998 consists of Charles E. Cheney, James G. Sippl and Michael L. Snow. While Mr. Cheney is an employee of the Company, Mr. Sippl and Mr. Snow are non-employee directors of the Company. During fiscal year ended March 31, 1998, the Audit Committee held two meetings. The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them.

The Compensation Committee of the Board of Directors for fiscal 1998 consists of Mr. Sippl and Mr. Snow who are non-employee directors of the Company. The Compensation Committee has general responsibility for all employee compensation, bonus and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, bonuses, benefit plans and stock option grants. The Compensation Committee held two meetings during fiscal year ended March 31, 1998.

The Company does not have a nominating committee. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation or removal from office.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers and other key members of management are as follows:

      Name           Age                Position with the Company
      ----           ---                -------------------------

Eric H. Paulson      53    Chairman of the Board, President and Chief Executive
                           Officer
Charles E. Cheney    55    Secretary, Treasurer and Director, Executive Vice
                           President and Chief Financial Officer
Guy M. Marsala       47    Chief Operating Officer
Terri E. Bonoff      40    Vice President, Marketing
James S. Chiado      48    Vice President and General Manager, Independent Music
                           Division
Kathleen A. Conlin   54    Vice President, Corporate Controller
Thomas J. Lenaghan   48    Vice President and General Manager, Alternative
                           Retail Marketing
Donavan Pederson     58    Chief Operating Officer, Net Radio Network
John Turner          44    Vice President, Operations
Ian R. Warfield      50    Vice President and General Manager, Computer Products
                           Division

The following is a brief summary of the business experience of each of the key members of management of the Company.

         GUY M. MARSALA has been chief operating officer since joining the Company in October 1996. Prior to joining Navarre, Mr. Marsala served as vice president and general manager for the Scholastic Division of Jostens, Inc. From 1985 through 1994, Mr. Marsala served in a series of positions of increasing responsibility for Pepsico, Inc., culminating with the position of general manager of Southern California for Pepsi-Cola. From 1979 through 1984, Mr. Marsala was employed in various sales and management assignments with American Hospital Supply Corporation. For the six years prior to that, Mr. Marsala served as an officer in the United States Army, resigning as a captain in 1979. Mr. Marsala holds a BS degree in engineering from the United States Military Academy at West Point and an MBA from the University of Dallas.

         TERRI E. BONOFF has been vice president of marketing since February 1998. Joining the Company in October 1995, Ms. Bonoff has served as vice president and general manager as well as director of merchandising of the computer products division. Prior to joining Navarre, Ms. Bonoff spent five years in the toy and video game business, first with Tonka Toys and later Toy Soldiers. In addition, Ms. Bonoff began her career in fashion retail with Jackson Graves, a women's specialty store.

         JAMES S. CHIADO has been vice president and general manager, Independent Music Division since joining the Company in March 1998. Prior to joining the Company, Mr. Chiado was senior vice president at Arista Records and Simitar Entertainment. In addition, Mr. Chiado's twenty-five year industry career included various management positions with CBS Records and Sony Music Distribution for more than sixteen years.

         KATHLEEN A. CONLIN has been vice president, corporate controller since 1995. She has served as controller, accounting manager and full charge bookkeeper since joining the Company in April of 1984. Prior to joining Navarre Ms. Conlin spent four years in California working as an accountant and eleven years as a full charge bookkeeper for Hussmann North Central, Inc. in Minneapolis.

         THOMAS J. LENAGHAN has been vice president and general manager, Alternative Retail Marketing since joining the Company in June 1997. Prior to joining the Company, Mr. Lenaghan was employed by the Handleman Company for twelve years, most recently as vice president of sales.

         DONOVAN PEDERSON has been executive vice president and chief operating officer of NetRadio since March 1997. Mr. Pederson's previous positions have included extensive experience in international trade, venture capital, marketing, and systems integration for technology oriented companies. Before joining NetRadio, he was president of ComNet Research Corporation, a company which markets and integrates Fibre Channel networks. He has served as the Chairman of the Interagency Computer Advisory Group, which advises the United States Secretary of Commerce on export matters. Mr. Pederson is well known in the high-performance networking, computing and data storage user community in the United States.

         JOHN TURNER has been vice president of operations since joining the Company in September 1995. Prior to joining Navarre, Mr. Turner was senior director of distribution for Nordic Track in Chaska, MN. He has held various positions in logistics in the United States and in the United Kingdom.

         IAN R. WARFIELD has been vice president and general manager, Computer Products Division since joining the Company in January 1998. Prior to joining Navarre, Mr. Warfield served as senior vice president of sales and marketing for Point Group Corporation, a provider of global OEM software services. In addition, Mr. Warfield's twenty year industry career included senior management roles at Software, Etc., Technology Marketing Group, Northgate Computer, Cable Value Network and Schaak Electronics. His consulting experience as a former partner at the national consulting firm IMS included the provision of strategic, tactical and process consulting to IBM, Compaq, Hewlett Packard, Samsonite and American Airlines.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and other components of compensation for the fiscal years ending March 31, 1998, 1997, and 1996, for Eric H. Paulson, the chief executive officer of the Company, and Charles E. Cheney and Guy M. Marsala, the only other executive officers of the Company whose total cash compensation exceeded $100,000 (together, the "Named Executive Officers") during the fiscal year ended March 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                               ANNUAL COMPENSATION                                    AWARDS
                          -----------------------------                      -----------------------
                                                                             RESTRICTED   SECURITIES
    NAME AND              FISCAL                             OTHER ANNUAL      STOCK      UNDERLYING    ALL OTHER
PRINCIPAL POSITION         YEAR     SALARY       BONUS       COMPENSATION      AWARDS      OPTIONS    COMPENSATION
------------------------------------------------------------------------------------------------------------------
Eric H. Paulson            1998    $246,542        ----           ----          ----        75,000      $72,000(2)
 Chairman of the Board,    1997    $249,246    $172,000(3)    $11,769(1)        ----          ----         ----
 Chief Executive Officer   1996    $210,000    $ 87,500       $18,000(1)    $225,000       300,000         ----
 and President

Charles E. Cheney          1998    $180,769        ----       $  9,000(1)       ----        45,000      $72,000(2)
 Executive Vice President  1997    $174,680    $ 87,600(3)    $  9,000(1)       ----          ----         ----
 Chief Financial Officer   1996    $146,000    $ 43,800       $  9,000(1)   $112,500       150,000         ----
 Secretary and Treasurer

Guy M. Marsala             1998    $195,000        ----       $  9,000(1)       ----        20,000         ----
 Chief Operating Officer   1997    $ 67,500        ----       $  3,115(1)       ----       100,000         ----


(1)Represents car allowance.
(2)Amounts reflect loan guarantee fees paid to both Mr. Paulson and Mr. Cheney in consideration of their guarantees of the Company's obligations.
(3)Amounts reflect $86,000 for Eric H. Paulson and $43,800 for Charles E. Cheney which was accrued in fiscal 1996 but not paid until 1997.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements (the "Employment Agreements") with Mr. Paulson and Mr. Cheney effective October 1, 1996 and with Mr. Marsala effective November 21, 1996. The Employment Agreements protect the proprietary rights of the Company to all material and ideas developed by Mr. Paulson, Mr. Cheney and Mr. Marsala during their employment and prohibit the disclosure of any confidential matters by these employees during or after their employment with the Company.

The agreement with Mr. Paulson terminates on September 30, 2001 and is automatically renewable for one year periods. The agreement currently provides for a base salary of $285,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to eighty percent of his base salary.

The agreement with Mr. Cheney terminates on September 30, 2001 and is automatically renewable for one year periods. The agreement currently provides for a base salary of $200,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to sixty percent of his base salary.

The agreement with Mr. Marsala terminates on November 20, 1998 and is automatically renewable for one year periods. The agreement currently provides for a base salary of $195,000 per year, subject to annual adjustments by the Board of Directors, and a year end bonus of up to sixty percent of his base salary.

Under the terms of the Employment Agreements, if the employment of either Messrs. Paulson or Cheney is terminated without cause by the Company or by the employee, with the employee cause as defined in the Agreements, the Employment Agreements require the payment to Messrs. Paulson and Cheney respectively of (i) their base salaries through the end of the term of the Agreement or for two years, whichever is more, in exchange for a properly executed non-compete agreement between the employee and the Company and (ii) certain benefits to Mr. Paulson for the greater of two years or the remaining term of the Agreement and Mr. Cheney for the greater of one year or the remaining term of the Agreement. In addition, if the termination by the Company without cause or by the employee for employee cause occurs after the change of control or ownership of the Company, the employee is entitled to receive benefits equal to the amount determined by multiplying 2.99 by the average annual compensation and fringe benefits paid to the employee over the five most recent fiscal years, an amount currently equal to approximately $895,984 with respect to Mr. Paulson, $589,681 with respect to Mr. Cheney. The Agreements further provide, however, that in no event shall the amount due and payable be such that it would constitute a "parachute payment" within the meaning of the Internal Revenue Code, and that, in the event that any portion of the severance payment would be deemed a parachute payment, then the amount of the severance payment would be reduced to the extent necessary to eliminate such treatment or characterization.

Under the terms of the Employment Agreement for Mr. Marsala, if the employment is terminated without cause by the Company or by the employee, with the employee cause as defined in the Agreement, the Employment Agreement requires the payment to Mr. Marsala of his base salary and prorated bonus through the end of the month in which death occurred, his accrued but unpaid vacation pay for the year in which his death occurred, pro rated to the date of his death, and any unpaid expense reimbursement.

STOCK OPTION PLAN

The Company's 1992 Stock Option Plan (the "Stock Plan") was approved by the Board of Directors on September 1, 1992. A total of 2,174,000 shares of the Company's authorized Common Stock are reserved for issuance under the Stock Plan. The purpose of the Stock Plan is to attract and retain talented employees, non-employee directors, consultants and independent contractors, as well as reward such persons who contribute to the achievement to the Company's economic objectives, by giving them a proprietary interest in the Company. The Stock Plan provides for both incentive stock options and non-statutory stock options. Incentive stock options are granted at an exercise price based upon fair market value and receive favorable tax treatment under the Internal Revenue Code.

Non-statutory stock options are granted at an exercise price determined by the Board of Directors and do not qualify for favorable tax treatment. The Company may grant incentive stock options only to employees of the Company.

The following table provides required information concerning the year end value of stock options under the Stock Plan to highly compensated executive officers of the Company identified on the table below. The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's 1998 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                  -------------------------------------------------------
                                                                              POTENTIAL REALIZABLE
                                     PERCENT OF                                  VALUE AT ASSUMED
                      NUMBER OF    TOTAL OPTIONS                              ANNUAL RATES OF STOCK
                     SECURITIES      GRANTED TO   EXERCISE                   PRICE APPRECIATION FOR
                     UNDERLYING     EMPLOYEES IN   PRICE       EXPIRATION        OPTION TERM (1)
      NAME        OPTIONS GRANTED   FISCAL YEAR    ($/Sh)         DATE          5%           10%
---------------------------------------------------------------------------------------------------
Eric H. Paulson       50,000          14.0        $2.6875       07/16/02     $ 37,125     $ 82,037
                      25,000           7.0        $2.4100       12/24/03     $ 16,646     $ 36,783
Charles E. Cheney     30,000           8.4        $2.6875       07/16/02     $ 22,275     $ 49,222
                      15,000           4.2        $2.4100       12/24/03     $  9,988     $ 22,070
Guy M. Marsala        20,000           5.6        $2.6875       07/16/02     $ 14,850     $ 32,815

(1) Represents the potential realizable value of grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of the grant to the end of the option term at the indicated annual rates.

The following table sets forth information with respect to the Company's executive officers concerning the exercise of options during fiscal 1998 and unexercised options held at March 31, 1998. All amounts in the table have been adjusted to reflect the Company's two-for one stock split in the form of 100% stock dividend distributed June 21, 1996.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES (1)

                                                                                  VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED               IN-THE-MONEY
                      ACQUIRED       VALUE         OPTIONS AT YEAR END             OPTIONS AT YEAR END
     NAME           ON EXERCISE     REALIZED    EXERCISABLE / UNEXERCISABLE    EXERCISABLE / UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Eric H. Paulson       68,500        114,395       170,000        205,000         45,000         35,375
Charles E. Cheney     34,250         57,198       126,000        109,000         83,700         18,225
Guy M. Marsala           ---            ---       104,000         16,000            ---            ---


(1) Based on the difference between the March 31, 1998 closing price of $2.625 per share as reported on the NASDAQ Stock Market and the exercise price of the options.


                              CERTAIN TRANSACTIONS

In connection with a number of the Company's transaction, the Company's President, Eric H. Paulson, and its Executive Vice President, Charles E. Cheney, have been required to guarantee obligations of the Company. The Company's officers generally have guaranteed the obligations without additional compensation. In certain cases, however, these officers have received additional compensation from the Company in consideration of their guarantees. In connection with the Company's execution of a $45 million credit facility in June 1997 with Congress Financial Corporation, Mr. Paulson and Mr. Cheney were required to guarantee the entire amount of the indebtedness of the Company to Congress. As consideration for this guarantee the Company paid Mr. Paulson and Mr. Cheney the sums of $12,000 monthly beginning October 1997. In the event that officers of the Company are required to guarantee bank obligations of the Company in the future, the Company anticipates paying them additional compensation for these guarantees. See "Executive Compensation."

At March 31, 1998, Mr. Paulson was indebted to the Company in the principal amount of $299,402. This indebtedness represents the largest principal amount outstanding during fiscal 1998. Mr. Paulson pays the Company interest on the outstanding indebtedness of $233,984 at 8.5 percent and no interest on the outstanding indebtedness of $65,418. At March 31, 1998, Mr. Cheney was indebted to the Company in the principal amount of $ 32,709. This indebtedness represents the largest principal amount outstanding during fiscal 1998. Mr. Cheney pays the Company no interest on the outstanding indebtedness.

In January 1995, the Company decided to exercise its option to purchase the property on which its principal facilities and adjoining land were located, in part because of continuing disputes with its landlord with respect to matters in connection with the construction and the operation of the building. In September 1995, the Company entered into a settlement agreement with the landlord under which all matters with respect to the building were resolved and the Company acquired the building. At the time of the acquisition of the building, the Company was unable to arrange satisfactory permanent financing for the building. Accordingly, the Company entered into a Lease Agreement with a limited liability company the members of whom were Eric H. Paulson and Charles E. Cheney, the Company's President and Executive Vice President, respectively, which limited liability company acquired the building. Under the terms of the lease agreement, the Company agreed to lease the building for approximately the same price as the contract with the original landlord, provided, that the management fee to be paid in connection with the leasing of the building was decreased from five percent of the aggregate rent to three percent of the aggregate rent, and the cost of living increases in the rent, rather than being effective at the end of five years, were effective at the end of each year. In addition, the Company received a purchase option, under which it had the right to purchase the building for an amount equal to the net present value of future income payments under the lease, which approximated the purchase option it had under the old agreement. During the fiscal year ended March 31, 1998, the Company made lease payments totaling $406,786 to the limited liability company. The proposed transaction was approved unanimously by the disinterested directors of the Company's Board of Directors and the Company believes that the terms under which the Company leased the building from the limited liability company were on terms no less favorable than could be obtained from independent third parties.

                      REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of the Company's executives are generally made by the two member Compensation Committee of the Board (the "Committee") consisting of James G. Sippl and Michael L. Snow who are non-employee directors. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Stock Option Plan, which must be made solely by the Committee.

Pursuant to recently adopted rules designed to enhance disclosure of Company's policies toward executive compensation, set forth below is a report submitted by the Committee addressing the Company's compensation policies for fiscal 1998 as they affected Mr. Paulson, the Company's chief executive officer, Mr. Cheney and Mr. Marsala, the other executive officers who, for fiscal 1998, were the Company's other most highly paid executive officers whose compensation exceeded $100,000. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities and Exchange Act of 1933 (the "1933 Act") or the Securities and Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION PHILOSOPHY.

The Committee's executive compensation policies are designed to provide competitive levels of compensation in order to attract and retain highly qualified executives, establish compensation levels based upon a comparison of job responsibility within the Company to similar positions in comparable companies and industries, and recognize individual performance based upon long-term specific goals, as opposed to short-term or arbitrary measurements of performance.

BASE SALARY.

The Committee annually reviews each executive officer's salary. In determining appropriate base salary levels, the Committee considers levels of responsibility, performance on behalf of the Company, the overall performance of the Company and external pay practices. With respect to external pay practices, the Committee uses various surveys of executive compensation for companies of similar size and comparable industries as a basis for determining competitive levels of cash compensation.

ANNUAL INCENTIVE AWARDS.

The Company pays bonuses to its executive officers based upon the performance of the Company. Mr. Paulson may receive an amount up to eighty percent of his base salary, Mr. Cheney may receive an amount up to sixty percent of his base salary and Mr. Marsala may receive an amount up to sixty percent of his base salary. The Committee may award executive officers either cash, Common Stock or a combination of cash and Common Stock as incentive compensation.

STOCK OPTIONS.

In order to promote improved long-term performance by the Company, the Committee awards stock options to the Company's executive officers. Stock options are awarded in order to achieve competitive compensation levels and to reward individual performance of executive officers. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that the grant of restricted stock grants provides additional compensation to the Company officers by providing them with an additional equity interest in the Company's securities.

CHIEF EXECUTIVE OFFICER COMPENSATION.

Mr. Paulson's base pay for fiscal 1998 was $246,542. The compensation package for Mr. Paulson was set by the Board of Directors. Mr. Paulson's base salary was established in connection with the executive of a new employment agreement in October 1996. During fiscal 1998, the Company did not make cost of living adjustments to the base salary. Mr. Paulson was not paid a bonus during fiscal 1998. During fiscal 1998, the Company granted stock options of 75,000 to Mr. Paulson. The terms of Mr. Paulson's employment agreement are set forth in the section entitled "Employment Agreements and Change of Control Provisions."

                 SUBMITTED BY THE 1998 COMPENSATION COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS

            James G. Sippl                           Michael L. Snow

PERFORMANCE GRAPHS

The following Performance Graphs compare performance of the Company's Common Stock on the NASDAQ National Market System to the NASDAQ Stock Market (US Companies) Index and a Peer Group Indices described below. The graphs compare the cumulative total return from December 16, 1993 to March 31, 1998 on $100 invested on December 16, 1993, the date of the Company's initial public offering, assumes reinvestment of all dividends and has been adjusted to reflect stock splits.

Index levels as of March 31, 1998 were 93.3 for Navarre Corporation, 251.0 NASDAQ Stock Market and 110.9 for the Self-Determined Peer Group.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 1997: Alliance Entertainment Corp., Handleman Co., Ingram Micro Inc., Merisel Inc. and Tech Data Corp. This group of companies is comprised of companies, which in fiscal 1997 had similar music or software distribution operations.


                                PERFORMANCE GRAPH

                               NAVARRE CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


                               [PLOT POINTS GRAPH]

                            3/31/94    3/31/95    3/31/96   3/31/97   3/31/98
Navarre Corporation           66.7       88.9      148.9     102.2      93.3
NASDAQ Stock Market           98.5      109.6      148.8     165.4     251.0
Self-Determined Peer Group    98.1       60.7       65.8      71.7     110.9

Index levels as of March 31, 1998 were 93.3 for Navarre Corporation, 251.0 NASDAQ Stock Market and 119.3 for the Self-Determined Peer Group.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 1998: Handleman Co., Ingram Micro Inc., Merisel Inc., Platinum Entertainment, Inc. and Tech Data Corp. This group of companies is comprised of companies, which in fiscal 1998 had similar music or software distribution operations.


                                PERFORMANCE GRAPH

                               NAVARRE CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


                               [PLOT POINTS GRAPH]

                           3/31/94    3/31/95     3/31/96   3/31/97   3/31/98
Navarre Corporation          66.7       88.9       148.9     102.2      93.3
NASDAQ Stock Market          98.5      109.6       148.8     165.4     251.0
Self-Determined Peer Group   99.8       56.0        55.3      75.6     119.3



                                     GENERAL

INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as auditors to the Company for the year ended March 31, 1999. Ernst & Young LLP has audited the Company's financial statements since 1988. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based upon its review of Forms 3, 4 and 5 filed by the Company's insiders, the Company believes all such forms with respect to transactions occurring in fiscal 1998 were filed on a timely basis. During fiscal 1998, Mr. Paulson and Mr. Marsala failed to report one transaction in a timely manner. During fiscal 1998, Mr. Cheney failed to report two transactions in a timely manner.

SHAREHOLDERS PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Navarre Corporation 1999 Annual Meeting of Shareholders is expected to be held in September 1999, and proxy materials in connection with that meeting are expected to be mailed on or about July 26, 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 26, 1999.

OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, it is the attention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The Annual Report of the Company for fiscal 1998 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Annual Report and Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, MN 55428, Attention: Charles E. Cheney, or by calling the Company at (612) 535-8333.

                                           By Order of the Board of Directors


                                           /s/ Charles E. Cheney

                                           Charles E. Cheney
                                           Secretary

Dated:  July 31, 1998

PROXY                          NAVARRE CORPORATION

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 3, 1998

The undersigned, revoking all prior proxies, hereby appoints Charles E. Cheney and Eric H. Paulson, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on July 22, 1998, at the Annual Meeting of Shareholders to be held on Thursday, September 3, 1998, or at any adjournment thereof, upon the following matters:

(1)  Election of the following nominees as directors:

                CHARLES E.CHENEY    DICKINSON G. WILTZ    ALFRED TEO

          [ ] FOR ALL NOMINEES           [ ] WITHHOLD FOR ALL NOMINEES

FOR ALL NOMINEES EXCEPT THE FOLLOWING:
(Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)

--------------------------------------------------------------------------------

                          (CONTINUED ON REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

In their discretion the Proxies are authorized to vote upon such matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ABOVE.

Please sign your name exactly as it appears below. In case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                          Dated: _________________________, 1998

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                                    Signature(s)

                                          [ ] I plan to attend the meeting.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.